Exhibit 23.2
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated January 28, 2005, accompanying the consolidated financial statements of BCB Bancorp, Inc. and Subsidiaries as contained in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 and Prospectus to be filed with the Securities and Exchange Commission. We consent to the use of the aforementioned report in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 and Prospectus and to the use of our name as it appears under the caption “Experts.”
Pine Brook, New Jersey
November 16, 2005